EXHIBIT 99.2
DONEGAL FINANCIAL SERVICES CORPORATION
AND
UNION NATIONAL FINANCIAL CORPORATION
AMEND MERGER AGREEMENT

Jeffrey D. Miller, Senior Vice President & Chief Financial Officer	Mark D. Gainer, Chairman, President & Chief Executive Officer
Donegal Financial Services Corporation	Union National Financial Corporation
Phone: (717) 426-1931	Phone: (717) 519-8630
Fax: (717) 426-7009	Fax: (717) 735-7121
E-mail: jeffmiller@donegalgroup.com	E-mail: mgainer@uncb.com
For Immediate Release
     MARIETTA and LANCASTER, Pennsylvania, December 8, 2010 (GLOBENEWSWIRE) — Donald H. Nikolaus, President of Donegal Financial Services Corporation (“DFSC”), and Mark D. Gainer, Chairman, President and Chief Executive Officer of Union National Financial Corporation (“UNNF”) (OTC Bulletin Board: “UNNF.OB”), today jointly announced the execution of an amendment to the Agreement and Plan of Merger as previously amended, pursuant to which UNNF and DFSC would merge. The amendment extends the date after which a party may terminate the merger agreement under certain circumstances from December 31, 2010 to March 31, 2011.
     As previously announced, the shareholders of UNNF approved the merger agreement at their special meeting on September 16, 2010. Regulatory approval of the merger by the Office of Thrift Supervision is pending.
     Donegal Group Inc. (NASDAQ Global Select: “DGICA” and “DGICB”) and Donegal Mutual Insurance Company jointly own DFSC.
     We base all statements contained in this release that are not historic facts on our current expectations. These statements are forward-looking in nature (as defined in the Private Securities Litigation Reform Act of 1995) and involve a number of risks and uncertainties. Actual results could vary materially. Among the factors that could cause actual results to vary materially include: our ability to maintain profitable operations, the adequacy of our subsidiaries reserves for losses and loss adjustment expenses, business and economic conditions in the areas in which we operate, competition from various insurance and non-insurance businesses, terrorism, the availability and cost of reinsurance, legal and judicial developments, changes in regulatory requirements and other risks we describe from time to time in the periodic reports we file with the Securities and Exchange Commission. You should not place undue reliance on any such forward-looking statements. We disclaim any obligation to update such statements or to announce publicly the results of any revisions that we may make to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.